EXHIBIT 3.10
                                                                    ------------



                                COMPTON PETROLEUM

                        AGREEMENT OF GENERAL PARTNERSHIP


                                     BETWEEN


                          COMPTON PETROLEUM CORPORATION

                                OF THE FIRST PART

                                     - AND -


                               867791 ALBERTA LTD.

                               OF THE SECOND PART




                      DATED THE 31ST DAY OF JANUARY, 2001.



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                                TABLE OF CONTENTS

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ARTICLE 1 ORGANIZATIONAL MATTERS...............................................................2

     1.1            FORMATION..................................................................2
     1.2            NAME.......................................................................2
     1.3            PRINCIPAL PLACE OF BUSINESS................................................2
     1.4            ADDRESSES..................................................................2
     1.5            FILINGS....................................................................2
     1.6            TERM AND EFFECTIVE TIME....................................................2
     1.7            STATUS OF PARTNERS.........................................................3
     1.8            SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS......................3


ARTICLE 2 DEFINITIONS..........................................................................3

     2.1            DEFINITIONS................................................................3


ARTICLE 3 PURPOSES AND POWERS..................................................................7

     3.1            PURPOSES...................................................................7
     3.2            POWERS.....................................................................8


ARTICLE 4 CAPITAL CONTRIBUTIONS................................................................9

     4.1            INITIAL CAPITAL CONTRIBUTIONS..............................................9
     4.2            SUBSEQUENT CAPITAL CONTRIBUTIONS...........................................9
     4.3            TITLE TO PARTNERSHIP ASSETS................................................9
     4.4            REDETERMINATION OF PARTNERSHIP INTEREST UPON SUBSEQUENT
                    CAPITAL CONTRIBUTION......................................................10
     4.5            DETERMINATION OF PARTNERSHIP INTEREST UPON OCCURRENCE OF
                    OTHER EVENTS..............................................................11
     4.6            MANDATORY ADDITIONAL CAPITAL CONTRIBUTIONS................................11
     4.7            FAILURE TO CONTRIBUTE.....................................................12


ARTICLE 5 CAPITAL ACCOUNTS....................................................................13

     5.1            MAINTENANCE OF CAPITAL ACCOUNTS...........................................13


ARTICLE 6 ALLOCATIONS OF INCOME AND LOSS; CASH DISTRIBUTIONS..................................13

     6.1            EXPENSES OF THE PARTNERSHIP...............................................13
     6.2            GENERAL ALLOCATION........................................................14
     6.3            CURRENT ACCOUNT...........................................................14
     6.4            CASH OR IN KIND DISTRIBUTIONS.............................................14


ARTICLE 7 TAX MATTERS.........................................................................14

     7.1            PAYMENT OF TAXES..........................................................14
     7.2            ELECTIONS.................................................................14

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     7.3            ALLOCATIONS...............................................................15
     7.4            SPECIAL ALLOCATION........................................................15


ARTICLE 8 ACCOUNTING PROCEDURE, REPORTS AND INFORMATION.......................................15

     8.1            FISCAL PERIOD.............................................................15
     8.2            FINANCIAL RECORDS.........................................................15
     8.3            FINANCIAL REPORTS.........................................................16
     8.4            TAX REPORTS...............................................................16


ARTICLE 9 MANAGEMENT OF THE PARTNERSHIP.......................................................16

     9.1            MANAGING PARTNER..........................................................16
     9.2            MANAGEMENT AND CONTROL OF THE PARTNERSHIP.................................16
     9.3            AGENTS, EMPLOYEES OF MANAGING PARTNER.....................................18
     9.4            ARRANGEMENTS WITH THIRD PARTIES...........................................18
     9.5            RESIGNATION OR REMOVAL OF THE MANAGING PARTNER............................19
     9.6            POWER OF ATTORNEY.........................................................19
     9.7            INDEMNITY OF MANAGING PARTNER.............................................21
     9.8            REIMBURSEMENT AND REMUNERATION............................................21


ARTICLE 10 PARTNERSHIP PROPERTY...............................................................21

     10.1           BENEFICIAL OWNERSHIP OF PARTNERSHIP PROPERTY..............................21
     10.2           LEGAL TITLE...............................................................21
     10.3           WAIVER OF RIGHTS OF PARTITION.............................................22
     10.4           DATA......................................................................22
     10.5           RIGHT TO COMPETE..........................................................22


ARTICLE 11 ADMISSION OF PARTNERS..............................................................22

     11.1           ADMISSION TO PARTNERSHIP..................................................22
     11.2           CONTINUATION OF PARTNERSHIP FOLLOWING ADMISSION...........................23


ARTICLE 12 NON-TRANSFERABILITY OF PARTNERSHIP INTEREST........................................23

     12.1           LIMITATION ON ASSIGNMENT..................................................23


ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION...........................................23

     13.1           SURVIVAL OF PARTNERSHIP...................................................23
     13.2           DISSOLUTION...............................................................23
     13.3           DISSOLUTION DATE..........................................................24
     13.4           FINAL ACCOUNTING; LIQUIDATING AGENT.......................................24
     13.5           WINDING UP OF THE PARTNERSHIP.............................................24
     13.6           CERTAIN POWERS AND RIGHTS OF THE LIQUIDATING AGENT........................24
     13.7           COMPLETE DISTRIBUTION.....................................................25
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ARTICLE 14 WITHDRAWAL OF PARTNER..............................................................25

     14.1           PAYMENT OF CAPITAL ACCOUNT DEFICIT........................................25


ARTICLE 15 GENERAL PROVISIONS.................................................................25

     15.1           NOTICES...................................................................25
     15.2           ENUREMENT.................................................................25
     15.3           FURTHER ASSURANCES........................................................25
     15.4           HEADINGS..................................................................26
     15.5           WAIVER, CUMULATIVE REMEDIES...............................................26
     15.6           SEVERABILITY..............................................................26
     15.7           NUMBER AND GENDER.........................................................26
     15.8           CURRENCY..................................................................26
     15.9           GOVERNING LAW.............................................................26
     15.10          COUNTERPARTS..............................................................26
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

                                COMPTON PETROLEUM

                        AGREEMENT OF GENERAL PARTNERSHIP


THIS AGREEMENT made this 31st day of January, 2001.

BETWEEN:

                  COMPTON PETROLEUM CORPORATION, a body corporate carrying on business in the City of Calgary, in the Province of Alberta (hereinafter called
                  "CPC')

                                                               OF THE FIRST PART

                                     - and -

                  867791 ALBERTA LTD, a body corporate carrying on business in the City of Calgary, in the Province of Alberta (hereinafter called
                  "Alberta")

                                                              OF THE SECOND PART


                  WHEREAS the parties hereto carry on, among other things, the business and activities of acquiring, exploring for, developing, processing, producing and marketing crude oil, natural gas, natural gas liquids, bitumen and sulphur;

                  AND WHEREAS the parties are desirous of forming a partnership for the purpose of combining certain elements of their operations and assets for the achievement of certain efficiencies and carrying on the business of owning and operating certain assets and deem it advisable to enter into this Agreement for the purpose of setting forth their respective rights and obligations in relation to the Partnership and the matters herein set forth.

                  NOW THEREFORE TIES AGREEMENT WITNESSETH THAT in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:


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                                      -2-


                                   ARTICLE 1

                             ORGANIZATIONAL MATTERS.


1.1      FORMATION

         The Partners hereby agree to jointly carry on the business and to thereby form and by executing this Agreement do hereby associate themselves in a general partnership (the "Partnership") under and pursuant to the laws of the Province of Alberta for the purposes described herein. Except as otherwise provided herein, the rights and liabilities of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the PARTNERSHIP ACT R.S.A. 1980, c. P-2, as amended.

1.2      NAME

         The name of the Partnership shall be "Compton Petroleum" or such other name or names as may be approved by the unanimous consent of the Partners from time to time.

1.3      PRINCIPAL PLACE OF BUSINESS

         The principal office of the Partnership shall, at all times, be the principal office of such of the Partner or Partners as is designated by the Managing Partner, or such other place as the Managing Partner may from time to time designate. The Partnership may also establish and maintain such other offices for the conduct of business of the Partnership in such other places as the Managing Partner may authorize.

1.4      ADDRESSES

         The addresses of the Partners shall be the addresses referred to in
         Article 15, as such addresses may be changed from time to time in accordance with such Article.

1.5      FILINGS

         The Partners agree to execute, record, file and publish all documents, declarations and certificates as may be necessary or desirable to effect the formation, continuation and operation of the Partnership as a general partnership or equivalent business organization in all Provinces of Canada or other jurisdictions in which the Partnership may conduct business.

1.6      TERM AND EFFECTIVE TIME

         The Partnership shall come into being at 8:00 a.m. on January 31, 2001 (the "Effective Time), and shall continue in full force and effect until the Partnership is dissolved pursuant to the terms hereof
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                                      -3-


1.7      STATUS OF PARTNERS

         Each of the Partners severally represents, warrants, covenants and agrees with the Partnership and each other Partner that such Partner:

         (a) is a corporation duly organized, incorporated or recognized under the laws of the jurisdiction of its organization, incorporation or recognition and is validly subsisting;

         (b) has and shall maintain the capacity and corporate authority necessary to be a Partner of the Partnership and to perform its obligations under this Agreement, and such obligations do not and will not conflict with or result in a breach of any of its constating documents, by-laws or any agreement by which or to which it or any of its property is or may become bound or subject;

         (c) is not relying upon, and no other Person has made to such Partner, any statement, representation or warranty whatever as to the deductibility by such Partner or by the Partnership of any costs, outlays or expenses made or incurred by such Partner or by the Partnership in computing the income or taxable income of such Partner or the Partnership for purposes of the INCOME TAX ACT (Canada) or the income tax legislation of any province, territory or other jurisdiction whatever;

         (d) is not and shall not become a "non-resident" of Canada as such term is construed for purposes of the INCOME TAX ACT (Canada); and

         (e)      shall not transfer its Partnership Interest in whole or in part in a manner not permitted by this Agreement.

1.8      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         The representations, warranties and covenants made pursuant to section
         1.7 above shall survive execution of this Agreement. Each Partner expressly acknowledges and agrees that breach by it of any of the representations, warranties and covenants set out in section 1.7 could cause damage to the Partnership and each of the Partners.


                                    ARTICLE 2
                                   DEFINITIONS

2.1      DEFINITIONS

         When used herein, including the recitals and Article 1:

         (a)      "Assets" means:

                  (i)      Petroleum and Natural Gas Rights;

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                                      -4-


                  (ii)     Tangibles; and

                  (iii)    Miscellaneous Interests.

         (b) "Business Day" means a day, other than a Saturday, a Sunday, or a statutory holiday in Calgary, Alberta.

         (c) "Capital Account" means the amount from time to time standing to the credit of a Partner in a Partner's Partnership capital account which capital account is maintained pursuant to and is more fully referenced in Article 5 hereof.

         (d) "Contribution Agreement" means the agreements which may be entered into from time to time by any Partner and the Partnership by virtue of which the Partners will make Subsequent Capital Contributions to the Partnership.

         (e) "Current Account" means each Partner's account as maintained pursuant to and as more fully referenced in section 6.3.

         (f)      "Delinquent Partner" has the meaning given that expression in section 4.7.

         (g)      "Dissolution Date" has the meaning given that expression in section 13.3.

         (h)      "Effective Time" means the date and time specified in section
                  1.6.

         (i) "Income" means income before income taxes from the Partnership business as calculated in accordance with generally accepted accounting principles in Canada, consistently applied.

         (j) "Initial Capital Contribution" means the cash contributed by way of capital to the Partnership by the Partners pursuant to
                  Section 4.1.

         (k)      "Liquidating Agent" has the meaning given that expression in section 13A.

         (l) "Loss" means any loss from the Partnership business as calculated in accordance with generally accepted accounting principles in Canada, consistently applied.

         (m) "Majority of the Partners" means one Partner having individually, or a number of Partners having collectively a Partnership Interest or Partnership Interests totalling more than 50 percent.

         (n) "Managing Partner" means CPC and any successor appointed in accordance with section 9.5.

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                                      -5-


         (o) "Miscellaneous Interests" means the entire right, title, estate and interest of a Person in and to all property, assets and rights (other than the Petroleum and Natural Gas Rights or the Tangibles) pertaining to the Petroleum and Natural Gas Rights or the Tangibles and to which the Person was entitled at the Effective Time including, without limitation, such interests in:

                  (i) all contracts, agreements, books, records and documents relating directly to the Petroleum and Natural Gas Rights and the Tangibles;

                  (ii) all subsisting rights to enter upon, use and occupy the surface of any lands which comprise part of the Petroleum and Natural Gas Rights or any lands with which the same have been pooled or unitized or any lands upon which the Tangibles arc located;

                  (iii) all wells, including well-bores and all casing therein; and

                  (iv) all geological, engineering and other reports including any seismic data.

         (p) "Non-Delinquent Partners" has the meaning given that expression in section 4.7.

         (q)      "Partner" means any one of the Partners.

         (r) "Partners" means the parties hereto and any third parties who may subsequently be admitted to the Partnership.

         (s) "Partnership Interest" means in respect of each Partner, that Partner's percentage interest in the Partnership determined pursuant to the terms hereof.

         (t) "Partnership Property" means the cash, Assets and any property or other assets contributed to the Partnership pursuant to
                  Article 4 and all other property and assets, tangible and intangible, in which the Partnership has an interest, legal, beneficial or otherwise, acquired by the Partnership from time to time or at any time.

         (u) "Person" means an individual, a corporation, a partnership, a joint venture, an unincorporated organization or association, a trust a trustee in bankruptcy, a receiver, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual.

         (v) "Petroleum & Natural Gas Rights" means any right, title, estate or interest, whether absolute or contingent, legal or beneficial, present or future,

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                                      -6-


                  vested or not, and whether or not an "interest in land", of a Person in or to any of the following, by whatever name the same are known:

                  (i) rights to explore for, drill for, produce, take, save or market Petroleum Substances;

                  (ii) rights to a share of the production of Petroleum Substances;

                  (iii) rights to a share of the proceeds of, or to receive payments calculated by reference to the quantity or value of, the production of Petroleum Substances other than rights under agreements for the sale of Petroleum Substances;

                  (iv) rights to acquire any of the rights described in paragraphs (i) through (iii) of this definition; and

                  (v) interests in any rights described in paragraphs (i) through (iv) of this definition;

         and includes interests and rights known as working interests, royalty interests, overriding royalty interests, gross overriding royalty interests, production payments, profits interests, net profits interests, revenue interests, net revenue interests, economic interests and other interests and fractional or undivided interests in any of the foregoing and freehold, leasehold or other interests.

         (w) "Petroleum Substances"' means petroleum, crude bitumen, natural gas, natural gas liquids, related hydrocarbons and all other mines and minerals, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

         (x) "Prime Rate" means the annual rate of interest established from time to time by The Bank of Montreal as the reference rate it will use to determine rates of interest on Canadian Dollar loans to customers in Canada and which it designates as its Prime Rate.

         (y) "Subsequent Capital Contributions" means the fair market value of any Assets, cash or other property or assets contributed by way of capital to the Partnership by the Partners, from time to time, less the amount of liabilities assumed by the Partnership from the Partners pursuant to a Contribution Agreement.

         (z) "Tangibles" means any right, title, estate or interest, whether absolute or contingent, legal or beneficial, present or fiiture, vested or not, of a Person in or to any tangible property, apparatus, plants, equipment, machinery or facilities, fixed or non-fixed, real or personal, used or capable of use in exploiting any Petroleum Substances whether the Petroleum and Natural

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                                      -7-


                  Gas Rights to which such Petroleum Substances are attributable are owned by the same Person or by others or both, including:

                  (i) systems, plants and facilities used or useful in producing, gathering, compressing, dehydrating, scrubbing, processing, treating, separating, collecting, refining, measuring, storing or transporting Petroleum Substances;

                  (ii) tangible property and assets used or intended for use in exploration for, producing, storing, injecting or removing Petroleum Substances; and

                  (iii) all "extensions, additions and replacements to any item descried in paragraphs (i) or (ii) of this definition; excluding, the lands on which any system, plant or facility, property or asset described in paragraphs (i), (ii) or (iii) of this definition is located, but including (whether they are fixtures at law or otherwise) wellheads, buildings, plants, erections, production equipment, improvements, flowlines, pipelines, pipeline connections, extraction facilities, meters, generators, motors, compressors, separators, gas treating and processing equipment, dehydrators, scrubbers, pumps, tanks, boilers, communications equipment, enhanced recovery systems and other machinery, apparatus and equipment

         (aa) "Tax Pools" means the amount of Cumulative Canadian Exploration Expense, Cumulative Canadian Development Expense, and Cumulative Canadian Oil and Gas Property Expense, Cumulative Foreign Resource Expense each as defined in the INCOME TAX ACT (Canada).

         (bb) "this Agreement", "hereto", "herein", "hereby", "hereof, "hereunder", and similar expressions mean or refer to this Agreement of General Partnership and any amendments hereto.


                                   ARTICLE 3
                               PURPOSES AND POWERS

3.1      PURPOSES

         The purposes of the Partnership shall be:

         (a) to buy, sell, lease, hold and otherwise acquire and operate and dispose of Assets and all other mineral interests;

         (b)      to explore for, drill for and develop Petroleum Substances;

         (c)      to treat, transport to market and market Petroleum Substances;

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                                       -8-


         (d) to develop reserves of Petroleum Substances by production, drilling and development;

         (e) to purchase or sell interests in Assets and to engage in such operations by itself, in association with others, or through an equity interest in a corporation;

         (f) to construct and operate facilities for the treatment, production, collection, storage, delivery and sale of Petroleum Substances;

         (g) to conduct geophysical, geological and other exploratory or developmental work, and install and operate pressure maintenance and secondary recovery systems of all kinds;

         (h) to carry on any and all operations for the extraction, production, fractionation, gathering, storage, transportation, treatment, handling, terminalling, processing, delivery, purchase, marketing and sale of propane, isobutane, normal butane, mixed butane, pentanes and pentanes plus, each in a segregated state, and any mixtures of any or all thereof, which have been extracted from natural gas; and

         (i) to carry on any and all such other undertakings, operations and matters as may be incidental or ancillary to the purposes set forth in subsections 3.1(a) to 3.1(h) of this section.

3.2      POWERS

         The Partnership may do any act or thing incidental to or in furtherance of the attainment of the purposes set forth in section 3.1, including, without limitation:

         (a) the acquisition of property by purchase, lease, license, farm-in, pooling, unitization, exchange or otherwise;

         (b)      the operation of Partnership Property;

         (c)      the purchase, sale and exchange of Petroleum Substances;

         (d) the establishment and operation of offices and places of business;

         (e)      the borrowing or raising of money;

         (f) the creation of mortgages, pledges, security interests or other encumbrances on Partnership Property;

         (g) the opening, operating and closing of bank accounts, including drawing of cheques and other orders for the payment of moneys;

         (h)      the employment and termination of personnel;

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                                      -9-


         (i) the sale, exchange, farmout or other disposition of Partnership Property; and

         (j) the investment of funds not immediately required for the operations of the Partnership.


                                   ARTICLE 4
                              CAPITAL CONTRIBUTIONS

4.1      INITIAL CAPITAL CONTRIBUTIONS

         Upon the execution of this Agreement, each Partner shall contribute as its Initial Capital Contribution to the Partnership the following amounts and shall be entitled to the following initial Partnership
         Interest:

                                  INITIAL CAPITAL         PARTNERSHIP
                                   CONTRIBUTION            INTEREST
                                  ---------------         -----------
               CPC                   $45,000.00                95%
               Alberta                $5,000.00                 5%

         as of the Effective Time.


4.2      SUBSEQUENT CAPITAL CONTRIBUTIONS

         Each Partner shall be entitled to make Subsequent Capital Contributions to the Partnership from time to time, in accordance with the applicable Contribution Agreements, with the prior consent of all other Partners and upon such terms as are acceptable to all other Partners. A Partner which effects a Subsequent Capital Contribution through a transfer of property to the Partnership may require the Partnership, to the extent permitted by the INCOME TAX ACT (Canada), to elect in accordance with the provisions of subsection 97(2) at such amount as the Partner making such contribution shall designate or such other amount as is required under the INCOME TAX ACT (Canada) and the Managing Partner shall be authorized to do all acts, matters or things necessary to give effect to such election.

4.3      TITLE TO PARTNERSHIP ASSETS

         Legal title to Partnership Assets transferred to the Partnership by any Partner may be held in trust for the Partnership by the transferring Partner or the Managing Partner and such Partner shall enter a formal trust agreement confirming such trusteeship.

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                                      -10-


4.4      REDETERMINATION OF PARTNERSHIP INTEREST UPON SUBSEQUENT CAPITAL
         CONTRIBUTION

         Upon the completion of any Subsequent Capital Contribution, each Partner's Partnership Interest shall be redetermined effective as of the effective time of such Subsequent Capital Contribution as follows:

         (a) Each partner's Partnership Interest will be redetermined by the Managing Partner by dividing the sum of

                  (i) the fair market value of that Partner's Partnership Interest, as determined by the Managing Partner, immediately prior to the Subsequent Capital Contribution;

                  plus

                  (ii) the fair market value, as determined by the Managing Partner, of that Partner's Subsequent Capital Contribution, as of the effective time of the Subsequent Capital Contribution, if any, by the total of the fair market value, as determined by the Managing Partner, of all Partners' Partnership Interests immediately prior to such effective time plus the fair market value, as determined by the Managing Partner, of the subject Subsequent Capital Contribution, and expressing the result as a percentage and all appropriate adjustments to the Current Accounts and the Capital Accounts shall be made effective as of such effective time to give effect to the Partnership Interest of each Partner as so redetermined.

         (b) Within 60 days of the date of any redetermination of the Partners' Partnership Interests following a Subsequent Capital Contribution, any Partner may request that a review of the redetermination of each Partner's Partnership Interest be conducted as of the effective time of the Subsequent Capital Contribution by an independent petroleum consultant and/or accountant (or by any Partner if all Partners consent) for the purpose of determining the accuracy of the redetermined Partnership Interests. Determination of all matters concerning such review, including, without limitation, scope of the review, assumptions, matters to be considered and methodology shall be solely within the discretion of the reviewer(s). If the reviewer(s) determine(s) that the fair market value of the Partner's Subsequent Capital Contribution or Partnership Interest, as of the effective time, or that the fair market value of all Partners' Partnership Interests immediately prior thereto, is such that any Partner's recorded Partnership Interest must be increased or decreased by at least 1%, such Partnership Interest shall be re-allocated accordingly effective as of the

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                                      -11-


                  effective time of the Subsequent Capital Contribution and all appropriate adjustments to the Current Accounts and the Capital Accounts shall be made effective as of such effective time to give effect to the Partnership Interest as so reallocated.

         (c) In the absence of a review referred to in subsection 4.4(b), the Partnership Interest as redetermined by the Managing Partner pursuant to subsection 4.4(a) shall be considered final, provided that if at any time a Partner's Partnership Interest is determined to be different than that determined pursuant hereto by reason of:

                  (i) a decision of a court or tribunal of competent jurisdiction;

                  (ii) an agreement with Canada Customs and Revenue Agency, or

                  (iii)    an agreement between the Partners;

                  then the Partnership Interest of that Partner shall be increased or decreased accordingly effective as of the effective time of the Subsequent Capital Contribution and all appropriate adjustments to the Current Accounts and the Capital Accounts shall be made effective as of such effective time to give effect to the Partnership Interest as so determined.

4.5      DETERMINATION OF PARTNERSHIP INTEREST UPON OCCURRENCE OF OTHER EVENTS

         In the event of the occurrence of any of the following:

         (a)      the admission of any additional partner to the Partnership;

         (b)      the withdrawal of any Partner from the Partnership; or

         (c) any disproportionate distribution to any Partner of any Partnership Property,

         the provisions of section 4.4 hereof shall apply MUTATIS MUTANDIS to determine the Partnership Interest, Current Account and Capital Account of each Partner effective as of the time of such occurrence.

4.6      MANDATORY ADDITIONAL CAPITAL CONTRIBUTIONS

         From time to time, each Partner shall contribute, in proportion to its Partnership Interest, such additional monies (or other assets acceptable to the other Partners) as a Majority of the Partners considers to be necessary or desirable to carry out the business of the Partnership. Such contributions will be due within 30 days after receipt of notice from the Managing Partner requesting an additional mandatory contribution. Any contributions made pursuant to this section
         4.6 shall be subject to the provisions of section 4.4 which shall apply MUTATIS mutandis to determine the Partnership Interest of each Partner.

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                                      -12-


4.7      FAILURE TO CONTRIBUTE

         If any Partner fails to contribute, when due, all or any portion of any mandatory contribution hereunder and such failure continues for more than 15 days after receipt by such Partner (the "Delinquent Partnee) of a notice from any Partner specifying such failure, then the other Partners (the "Non-Delinquent Partners'), may exercise any of the following remedies, the determination as to which will be by the Non-Delinquent Partners:

         (a) Take such action (including, without limitation, the filing of a suit) as the Non-Delinquent Partners deem appropriate to obtain payment by the Delinquent Partner of that portion of its contribution which is in default, together with interest thereon at a rate equal to 2% per annum in excess of the Prime Rate, from the date that such contribution was due until the date that such contribution, together with all interest accrued thereon, is paid to the Partnership, all at the cost and expense of the Delinquent Partner and with all amounts recovered being first applied to principal and then to interest earned and unpaid;

         (b) Advance that portion of such contribution which is in default on the following terms:

                  (i) the sums thus advanced shall be deemed to be loans from the Non-Delinquent Partners to the Delinquent Partner and a contribution of such sums to the Partnership by the Delinquent Partner,

                  (ii) these loans shall earn interest at a rate equal to 2% per annum in excess of the Prime Rate, from the date that the advance was made until the date that such advance, together with all interest accrued thereon, is repaid to the Non-Delinquent Partners;

                  (iii) the repayment of these loans, if not otherwise paid by the Delinquent Partner together with costs of collection shall be made from the cash of the Partnership to be distributed to the Non-Delinquent Partners before any cash is distributed to the Delinquent Partner before and after dissolution; and

                  (iv) all payments shall be first applied to interest earned and unpaid and then to principal; or

         (c) Exercise such other rights and remedies to which the Non-Delinquent Partners may be entitled.

                                   ARTICLE 5
                                CAPITAL ACCOUNTS

5.1      MAINTENANCE OF CAPITAL ACCOUNTS

         The Managing Partner shall maintain a Capital Account for each Partner as follows:

         (a) a Capital Account shall be maintained in the records of the Partnership for each Partner which account will be credited initially as at the Effective Time with the Initial Capital Contribution of that Partner and thereafter will be credited from time to time with any Subsequent Capital Contributions by that Partner and shall be subject to adjustments pursuant to sections 4.4 and 4.5 hereof, if any;

         (b) the Capital Account of each Partner shall be charged with any deficit balance in the Partner's Current Account as at the end of each fiscal period but only after taking into account all allocations of Income or Loss and distributions or repayments for such fiscal period in accordance with Article 6 hereof;

         (c) the Capital Account of each Partner shall be credited with any positive balance in the Partner's Current Account as at the end of each fiscal period but only after all allocations of Income or Loss and distributions or repayments for such fiscal period in accordance with Article 6 hereof; and

         (d) the Capital Account of each Partner shall also be charged with distributions made to such Partners in respect of distributions on account of capital to the Partners on the winding-up of the Partnership.


                                    ARTICLE 6
               ALLOCATIONS OF INCOME AND LOSS; CASH DISTRIBUTIONS

6.1      EXPENSES OF THE PARTNERSHIP

         The Partnership will pay or reimburse the Managing Partner for all reasonable expenses incurred on the Partnership's behalf by the Partner in the performance of its duties hereunder, including but not limited to reasonable costs directly incurred for the benefit of the Partnership, professional fees and such portion of the reasonable indirect and general office and administrative expenses of the Managing Partner as are fairly allocable to the services rendered by the Managing Partner under this Agreement or to the organization, reorganization, maintenance or management of the Managing Partner for the purpose of performing such services, but specifically excluding expenses of any action, suit or other proceedings in which or in relation to which the Managing Partner is adjudged to be in breach of any duty or responsibility imposed on it hereunder.

         The Managing Partner may from time to time charge the Partnership a reasonable management fee and incur expenses on behalf of and for the account of the Partnership and any such expenses incurred by the Managing Partner on behalf of and for the account of the Partnership shall be reimbursed by the Partnership or, in the event that funds on hand are insufficient for such reimbursement, may be incurred by the Managing Partner and shall be considered an advance to the Partnership from the Managing Partner without interest thereon.

6.2      GENERAL ALLOCATION

         All Income and Loss of the Partnership, as determined in accordance with Article 8 hereof and after deducting the amounts referred to in section 6.1 hereof, shall be allocated at the end of each fiscal period of the Partnership to the Partners in proportion to each Partner's Partnership Interest.
6.3      CURRENT ACCOUNT

         There shall be established for each Partner on the books of account of the Partnership a Current Account to which that Partner's respective share of all Income and Loss of the Partnership shall be credited or charged and to which shall be credited or charged any repayments made by each Partner or distributions made to each Partner in accordance with this Agreement; provided however, that no repayment shall be made by any Partner without the prior consent of all other Partners.

6.4      CASH OR IN KIND DISTRIBUTIONS

         All cash, property or other assets of the Partnership which the Managing Partner determines are not necessary to meet the obligations or anticipated expenditures of the Partnership may be distributed to any Partner at the times chosen by the Managing Partner.


                                    ARTICLE 7
                                   TAX MATTERS

7.1      PAYMENT OF TAXES

         The Managing Partner shall cause the Partnership to pay any taxes payable by the Partnership.

7.2      ELECTIONS

         The Partnership (and the Partners, to the extent the Partnership or the Partners are affected thereby) shall make such elections with respect to the tax laws and regulations to which it and the Partners are subject as the Majority of the Partners shall determine. In the absence of a contrary determination by all of the Partners, in respect of any particular fiscal period, the Partnership shall claim, for purposes of Canadian income tax, maximum capital cost allowances.

7.3      ALLOCATIONS

         All income and gains of the Partnership for income tax purposes (including, without limitation, proceeds of disposition of resource properties and any amount deemed to be an item of income or gain of the Partnership under the INCOME TAX ACT (Canada)) shall be allocated to the Partners in accordance with their Partnership Interests as at the end of the relevant fiscal period of the Partnership and all losses, deductions and credits including Tax Pools for income tax purposes shall also be allocated to the Partners in accordance with their Partnership Interests as at the end of the relevant fiscal period of the Partnership.

7.4      SPECIAL ALLOCATION

         Notwithstanding Section 7.3, in the event that a Partner receives a distribution of property, as a reduction of its capital account, any income, gain or proceeds of disposition in respect of such transfer arising under the INCOME TAX ACT (Canada), or any portion thereof, may be allocated solely to the Partner to whom the distribution is effected in order to reduce the amount of the income, gain or proceeds of disposition which would otherwise be allocated to the remaining Partners; or, in the event a Partner contributes or transfers property to the Partnership, the Tax Pools, or any portion thereof, resulting from such acquisition of property by the Partnership may be allocated for income tax purposes to such contributing Partner.


                                    ARTICLE 8
                  ACCOUNTING PROCEDURE, REPORTS AND INFORMATION

8.1      FISCAL PERIOD

         The initial fiscal period of the Partnership shall terminate 12 months from the date hereof and each succeeding fiscal period shall terminate at the end of each 12 month period thereafter.

8.2      FINANCIAL RECORDS

         The financial books and records of the Partnership shall be kept on an accrual basis in accordance with generally accepted accounting principles in Canada, consistently applied. The Partnership's books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection by each Partner or its representative (at such Partner's own expense) at all reasonable times. From time to time, and within 30 days following the request of a Majority of the Partners, the Managing Partner shall cause to be prepared a report showing the financial and operating results of the Partnership for the prior month in such detail so as to keep the Partners well informed as to the operation of the Partnership.

8.3      FINANCIAL REPORTS

         As soon as practicable following the end of each fiscal period of the Partnership, the Managing Partner shall cause to be furnished to each Partner an annual report, including a statement of the Partnership's accounts for and as at the end of such fiscal period (containing a balance sheet, a statement of income, a statement of cash flows and a statement of the Capital Account of each Partner) prepared in accordance with generally accepted accounting principles in Canada, consistently applied.

8.4      TAX REPORTS

         As soon as practicable following the end of each fiscal period of the Partnership, the Managing Partner shall cause to be furnished to the Partners a statement setting forth all information relating to the Partnership's operations for such fiscal period as is reasonably required by the Partners for the completion of their respective income tax returns.


                                   ARTICLE 9
                          MANAGEMENT OF THE PARTNERSHIP

9.1      MANAGING PARTNER

         The Partners hereby appoint CPC as the initial Managing Partner of the Partnership and CPC hereby accepts such appointment

9.2      MANAGEMENT AND CONTROL OF THE PARTNERSHIP

         Subject to and in accordance with the provisions of this agreement, the Managing Partner shall be the true and lawful attorney and agent of each Partner with respect to the affairs of the Partnership and shall have full and exclusive power and authority on behalf of the Partnership to manage, administer and operate the overall supervision and control of the business and affairs of the Partnership and shall, without limitation, have the right, power and responsibility to:

         (a) deliver, file and record in the appropriate public offices and publish:

                  (i)      this agreement:

                  (ii) all instruments appropriate to reflect any amendment, change or modification of this agreement or the Partnership; and

                  (iii) all certificates, declarations in writing and other instruments and all amendments thereto appropriate or necessary to form, qualify or continue the qualification of the Partnership in or otherwise comply with the laws of the jurisdictions where the Partnership may do business or own or lease property;

         (b) expend the Partnership's funds in the conduct of Partnership activities;

         (c) accept transfers of and hold legal title to Partnership Property, and to assign, pledge or hypothecate rights in specific Partnership Property, for Partnership purposes;

         (d) file instruments with appropriate registries and land titles offices with respect to Partnership Property,

         (e)      appoint or change the accountants of the Partnership;

         (f) employ or terminate personnel on behalf of the Partnership or enter into an agreement with any Person for provision of services to the Partnership;

         (g) borrow money or incur debt for Partnership purposes and pledge Partnership Property or create mortgages, pledges, security interests or other encumbrances thereon in support thereof;

         (h) open, maintain and close bank accounts and lines of credit on behalf of the Partnership;

         (i) deposit Partnership funds which, from time to time, are not required for the operation of the Partnership in the Partnership bank account, in interest-bearing accounts, or invest such funds in commercial paper, collateralized investment dealer call loans, certificates of deposit or other securities issued or guaranteed as to principal and interest by banks, the United States, Canada or the Provinces of Canada or by a Person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States, Canada or any Province of Canada or similar securities, or such other investments approved by a Majority of the Partners and to withdraw such funds as required for the operation of the Partnership;

         (j) commingle, in the Partnership bank account, funds held on behalf of the Partnership with moneys held for its own account;

         (k) enter into and execute foreign exchange contracts on behalf of the Partnership;

         (l) enter into such other financial transactions, as may be necessary to facilitate the business activities of the Partnership;

         (m) cause the Partnership to purchase insurance in the amounts and of the kinds it considers necessary, to protect the Partnership Property and its

                                      -18


         business against loss, and to protect the Partners from and against liability to third parties arising out of Partnership activities;

         (n) maintain the books and records of the Partnership referred to in section 8.2 and the Current Account of each Partner as referred to in Article 6 and the Capital Account of each Partner as referred to in Article 5;

         (o) furnish to the Partnership and the Partners the reports described in sections 8.3 and 8.4;

         (p) endorse cheques, bills of exchange or similar instruments on behalf of the Partnership;

         (q) sell, assign, transfer, or otherwise dispose of, whether directly or indirectly, any Partnership Property or any interest in a Partnership Property; provided however that the Managing Partner shall not sell, assign, transfer, or otherwise dispose of, whether directly or indirectly, all or substantially all of the Partnership Property without fu-st obtaining the consent of all other Partners;

         (r) enter into any transaction, in furtherance of the purposes of the Partnership described in section 3.1;

         (s) cause the Partnership to perform any and all other acts or activities customary to the carrying on of the Partnership's business; and

         (t) cause the Partnership to become a registrant for the purposes of the goods and services tax pursuant to Part IX of the EXCISE TAX ACT (Canada) and to comply with the provisions of
                  Part IX of the EXCISE TAX ACT (Canada) effective immediately after the formation of the Partnership.

9.3      AGENTS, EMPLOYEES OF MANAGING PARTNER

         In carrying out its responsibilities hereunder, the Managing Partner may employ the services of any employee of the Managing Partner or consultants retained by the Managing Partner. The Managing Partner shall have complete discretion as to the selection of all such employees and consultants and the determination of terms governing their employment and retention. Delegation of its powers and duties hereunder whether express or implied, by the Managing Partner to any such employee or to an employee of the Partnership or to a consultant in accordance with the internal policies and procedures of the Managing Partner is hereby expressly approved.


9.4      ARRANGEMENTS WITH THIRD PARTIES

         Any Person dealing with the Partnership or the Managing Partner may rely upon a letter or a certificate signed by the Managing Partner as to:

         (a)      the identity of the Managing Partner or any other Partner;

         (b) the existence of any fact or facts that constitute conditions precedent to acts by the Managing Partner or are in any other manner germane to the affairs of the Partnership; or

         (c) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership.

         Any document executed by the Managing Partner or by any Person referred to in subsection 9.4(c) while acting in the name of the Partnership and within its authority under the PARTNERSHIP ACT or the authority granted to it under and in accordance with the provisions of this agreement, shall be deemed to be the action of the Partnership VIS-A-VIS any third parties.

9.5      RESIGNATION OR REMOVAL OF THE MANAGING PARTNER

         The Managing Partner may resign as such upon 120 days prior written notice to the other Partners. The Managing Partner shall be replaced immediately if the Managing Partner is declared bankrupt or becomes insolvent, or shall cease to be a Partner. In addition, if the Managing Partner is in default of any of its duties or obligations under this agreement for 60 days following the receipt by it of a notice of default from another Partner, a Majority of the Partners may agree to remove the Managing Partner. In the event of the resignation or the removal of the Managing Partner, a successor shall be appointed by a Majority of the Partners. A Managing Partner which has been removed may not participate in the appointment of its successor.

9.6      POWER OF ATTORNEY

         Each Partner hereby irrevocably nominates, constitutes and appoints the Managing Partner as its true and lawful attorney to act on its behalf with full power and authority in its name, place and stead:

         (a) To execute and deliver on the Partner's behalf and in its name and record or file as and where required in the opinion of the Managing Partner:

                  (i) any certificate, amendment to this Agreement and any other instruments or documents required to continue and keep the Partnership in good standing, or otherwise to comply with the laws of any jurisdiction in which the Partnership may carry on business or own or lease property and to comply with the applicable laws of such jurisdiction (including such amendments as may be necessary to reflect the admission to the Partnership of new Partners or transferees of Partnership Interests as contemplated by this Agreement);

                  (ii) any instrument required in connection with the dissolution and termination of the Partnership in accordance with the provisions of this Agreement, including any elections under the INCOME TAX ACT (Canada) and under any similar legislation;

                  (iii) the documents necessary to be filed with the appropriate governmental body or authority in connection with the business, property, assets and undertakings of the Partnership;

                  (iv) the documents as may be necessary to give effect to the sale or assignment of a Partnership Interest or to give effect to the admission of a transferee of a Partnership Interest or a new Partner to the Partnership in accordance with this Agreement;

                  (v) all other incidental instruments and documents as may be deemed necessary by the Managing Partner to carry out fully this Agreement in accordance with its terms; and

                  (vi) Any information return, form of election or determination or similar document or instrument as may be required at any time under the INCOME TAX ACT (Canada) and under any similar legislation of the federal or a provincial government which relates to the Partnership or to the members of the Partnership in that capacity.

         (b) Without restricting the generality of any of the foregoing, but subject to obtaining the prior approval of the Partners, to execute and deliver on such Partner's behalf and in its name or join such Partner as a party to any and all documents and instruments which the Managing Partner considers necessary to secure or encumber (in accordance with or in conjunction with the powers of the Managing Partner set forth herein) any interests of whatsoever kind or nature such Partner may have or claim to have in a Partnership Interest or in property or assets of the Partnership (including without limitation such interests as may, following the dissolution or winding up of the Partnership, be acquired, generated or come into existence in respect of the business or operations which at or prior to the time of dissolution or winding up of the Partnership had been carried on by or for the Partnership, whether acquired, generated or brought into existence by means of the activities of a receiver, receiver and manager or trustee in bankruptcy of or pertaining to the Partnership or its business or operations or otherwise).

         (c) Without restricting the generality of any of the foregoing, to execute and deliver on such Partner's behalf and in its name, register, file, record or deliver caveats, security notices, financing statements and other notices, and any renewals, amendments or replacements thereof pertaining to any of the foregoing.

         The power of attorney granted in this Section 9.6 is irrevocable, is a power coupled with an interest, shall survive the bankruptcy or insolvency of a Partner and shall survive the transfer, to the extent of the obligations of a Partner hereunder, by the Partner, of the whole or any part of the Partner's Partnership Interest and extends to the successors, transferees and assigns of the Partner, and may be exercised by the Managing Partner on behalf of and in the name, place and stead of each Partner in executing any instrument by a facsimile or original signature or by listing all the Partners and executing such instrument with a single signature as attorney and agent for all of them, with the indication that it is acting on behalf of all of the Partners. Each Partner agrees to be bound by any statements and actions made or taken by the Managing Partner pursuant to the power of attorney granted in this section 9.6 and hereby waives any and all defences which may be available to negate or disaffirm the action of the Managing Partner taken in good faith under such power of attorney.

9.7      INDEMNITY OF MANAGING PARTNER

         Each Partner jointly and severally will save harmless and indemnify the Managing Partner from and against any and all liabilities, claims, losses, damages, charges or expenses that the Managing Partner may suffer, sustain or incur arising out of or resulting from any act or omission of the Managing Partner in carrying out its duties hereunder except where such liability, claim, loss, damage, charge or expense is the result of the gross negligence or wilful misconduct of the Managing Partner.

9.8      REIMBURSEMENT AND REMUNERATION

         All expenditures reasonably and necessarily incurred by the Managing Partner in carrying out the overall supervision and control of the business and affWrs of the Partnership, including all reasonable and necessary overhead and administration expenses, shall be paid by the Partnership and the Managing Partner shall be reimbursed therefor within 30 days of requesting payment. The Managing Partner shall be entitled to receive, as remuneration for its services as Managing Partner of the Partnership, such compensation as shall be agreed upon, from time to time, by a Majority of the Partners.


                                   ARTICLE 10
                              PARTNERSHIP PROPERTY

10.1     BENEFICIAL OWNERSHIP OF PARTNERSHIP PROPERTY

         Beneficial ownership of Partnership Property shall be vested in the Partnership.

10.2     LEGAL TITLE

         To the extent legal title to Partnership Property is not held by the Partnership or by the Managing Partner on behalf of the Partners and the Partnership, the holding

         Partner or Partners will hold legal title to that Partnership Property, as nominee and agent for the Partnership and the Partners, in proportion to their respective Partnership Interests and such Partner shall deal with such legal title in accordance with the direction of the Managing Partner.

10.3     WAIVER OF RIGHTS OF PARTITION

         Each Partner hereby irrevocably waives, until dissolution of the Partnership, any right that it may have to maintain any action for partition with respect to any Partnership Property.

10.4     DATA

         All data and information (whether geological, geophysical, engineering or other) hereafter acquired or developed by a Partner, the Partnership or the Partners in connection with the Partnership or any Partnership Property shall be Partnership Property and shall be utilized for the benefit of the Partnership. No Partner independently of the Partnership shall sell, trade, exchange or otherwise dispose of or furnish any of the Partnership data or information to any other Person without the consent of all other Partners, except insofar as any Partner may otherwise be obligated to do under any relevant contractual arrangements governing such data or information. Following the dissolution of the Partnership, each Partner shall have the right to utilize the Partnership data and information for its own account, without any obligation to disclose such use to the other Partners, provided that such utilization is in accordance with all relevant contractual arrangements governing such data or information.

10.5     RIGHT TO COMPETE

         Each Partner shall have the right to engage in any business or undertaking of its choosing, including ones that compete with the business of the Partnership and including, without limitation, the ownership and operation of Assets without having to account to the other Partners.


                                   ARTICLE 11
                              ADMISSION OF PARTNERS

11.1     ADMISSION TO PARTNERSHIP

         Subject to Article 12 a Person may become a Partner in the Partnership upon:

         (a) acceptance of the Person by the written consent of all of the Partners;

         (b) execution and delivery to the Managing Partner of a counterpart of this agreement, or otherwise becoming bound by the terms, covenants and conditions hereof, as a Partner; and

         (c) delivery to the Partnership of the Assets or other property and assets required to be contributed by the Person to be admitted to the Partnership.

11.2     CONTINUATION OF PARTNERSHIP FOLLOWING ADMISSION

         The Partnership and this agreement shall continue in existence and be in full force and effect, notwithstanding any admission of any Person to the Partnership.


                                   ARTICLE 12
                   NON-TRANSFERABILITY OF PARTNERSHIP INTEREST

12.1     LIMITATION ON ASSIGNMENT

         No Partner shall, Without the written consent of all other Partners, sell,, assign, transfer, exchange, mortgage, pledge, grant a security interest in, or otherwise dispose of or encumber any of its Partnership Interest.


                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

13.1     SURVIVAL OF PARTNERSHIP

         The Partnership and this agreement shall continue in existence and fidl force and effect notwithstanding:

         (a) the admission of any additional Partner to the Partnership by the assignment of part of any one or more other Partner's Partnership Interest or otherwise;

         (b)      the amending of this agreement;

         (c)      the change of name of the Partnership; or

         (d) any other action or occurrence which according to law, equity, statute or regulation would cause the dissolution of the Partnership or termination of this agreement without the agreement of all Partners; it being the intention of the Partners that other than as provided for in section 13.2 the Partnership shall be dissolved and this agreement shall be terminated only upon the agreement of all Partners.

13.2     DISSOLUTION

         The Partnership shall be dissolved upon the occurrence of any one or more of the following events:

         (a)      the bankruptcy of a Partner, or

         (b) the assignment of a Partner's Partnership Interest in trust for the benefit of his creditors or any other act or event of insolvency of a Partner,

         provided however that nothing in this section 13.2 shall require the wind-up of the affairs of the Partnership, if the remaining Majority of the Partners elect to continue the Partnership, in which event sections
         13.4 and 13.5 hereof shall not apply.

13.3     DISSOLUTION DATE

         Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to dissolution (the "Dissolution Date"). Notwithstanding the foregoing, this agreement shall not terminate until the affairs of the Partnership have been wound-up and the assets of the Partnership have been distributed as provided in section 13.5. Section
         9.7 shall survive any such dissolution and termination and continue in full force and effect indefinitely.

13.4     FINAL ACCOUNTING; LIQUIDATING AGENT

         Upon the dissolution of the Partnership, an accounting shall be made with respect to the accounts of the Partnership, from the date of the last previous accounting to the Dissolution Date. The then Managing Partner shall act as liquidating agent (the "Liquidating Agent" ). The Liquidating Agent shall immediately proceed to wind up the business and affairs of the Partnership.

13.5     WINDING UP OF THE PARTNERSHIP

         The Liquidating Agent shall pay or provide for the liabilities (including contingent liabilities) of the Partnership. All remaining Partnership Properties shall be distributed in specie to the Partners in accordance with their Partnership Interests.

         If all liabilities (including contingent liabilities) of the Partnership cannot be satisfied out of Partnership Property) then the Partners shall make provision for any remaining liabilities in proportion to their Partnership Interests and section 14.1 hereof shall apply MUTATIS MUTANDIS to determine the Partnership Interest of each Partner.

13.6     CERTAIN POWERS AND RIGHTS OF THE LIQUIDATING AGENT

         The Liquidating Agent shall have all the powers conferred upon the Managing Partner under the terms of this agreement but only to the extent necessary or desirable in the good faith judgement of the Liquidating Agent to carry out the duties and functions of the Liquidating Agent hereunder.

         The Liquidating Agent shall be entitled to receive such compensation for its services as shall be agreed upon by a Majority of the Partners. The Liquidating

         Agent may resign at any time upon the giving of 15 days prior notice to all Partners, in which event a successor and substitute Liquidating Agent (who shall have and succeed to all the rights, powers and duties of the original Liquidating Agent) shall, within 30 days thereafter, be appointed by a Majority of the Partners.

13.7     COMPLETE DISTRIBUTION

         Distribution of the Partnership Property to the Partners in accordance with the provisions of section 13.5 shall constitute a complete return to the Partners of their respective capital contributions. If such distributions are insufficient to return to a Partner the full amount of it's capital contribution, it shall have no recourse against the Partnership or the other Partners, except as otherwise provided in section 4.7.


                                   ARTICLE 14
                              WITHDRAWAL OF PARTNER

14.1     PAYMENT OF CAPITAL ACCOUNT DEFICIT

         Upon the withdrawal of any Partner from the Partnership such Partner shall, if its Capital Account is at a deficit balance, make a Subsequent Capital Contribution of sufficient fair market value, as determined pursuant to Article 4 hereof, to eliminate its Capital Account deficit.


                                   ARTICLE 15
                               GENERAL PROVISIONS

15.1     NOTICES

         Notices hereunder shall be in writing and shall be delivered or mailed to the recipient Partner's then current registered office in Alberta.

15.2     ENUREMENT

         Subject to Article 12, this agreement shall be binding upon and shall enure to the benefit of the Partners, their heirs, executors, administrators, legal representatives, successors and assigns.

15.3     FURTHER ASSURANCES

         Each Partner agrees to execute, acknowledge and deliver such additional documents and instruments and to perform such additional acts as may be necessary or desirable to effect, carry out and perform all of the terms, provisions and conditions of this agreement.

15.4     HEADINGS

         The headings in this agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this agreement or any provision hereof

15.5     WAIVER, CUMULATIVE REMEDIES

         No remedy conferred upon or reserved to a Partner pursuant to this agreement is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, equity, statute or regulation. No delay or omission of a Partner to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

15.6     SEVERABILITY

         Every provision of this agreement is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof

15.7     NUMBER AND GENDER

         Wherever the singular or masculine or neuter is used in this agreement, the same shall be construed as meaning the plural or feminine or body politic or corporate and vice-versa as the context requires.

15.8     CURRENCY

         All dollar amounts set forth in this agreement are in Canadian dollars.

15.9     GOVERNING LAW

         This agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta without reference to conflicts of laws. Each party hereto accepts the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

15.10    COUNTERPARTS

         This agreement may be executed by the parties hereto or by their respective attorneys on their behalf in any number of counterparts with the same effect as if the parties hereto had all signed the same document. All counterparts of this agreement shall be construed together and shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement on the date hereof.


COMPTON PETROLEUM CORPORATION

Per:  /s/ Norm Knecht
      ---------------------------


867791 ALBERTA LTD.

Per:  /s/ James P. Morin
      ---------------------------

                                COMPTON PETROLEUM

                               AMENDING AGREEMENT


         THIS AMENDING AGREEMENT is made as of July 11, 2001

BETWEEN:

         COMPTON PETROLEUM CORPORATION, a body corporate carrying on business in the City of Calgary, in the Province of Alberta ("CPCI

                                       and

         867791 ALBERTA LTD., a body corporate carrying on business in the City of Calgary, in the Province of Alberta ("867791")

         WHEREAS CPC and 867791, as partners (collectively, the "Partners") formed a general partnership in the name of "Compton Petroleum" (the "Partnership") pursuant to an agreement of general partnership dated as of January 31, 2001 (the "Partnership Agreement");

         AND WHEREAS the Partners desire to amend the Partnership Agreement as more particularly set out below;

         NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

1. Capitalized terms and expressions used in this Amending Agreement and not otherwise defined herein shall have the same meanings as are ascribed thereto in the Partnership Agreement.

2.       The Partnership Agreement is hereby amended by inserting new Section
3.3 as follows:

         "3.3 CLARIFICATION

         For greater certainty and without limiting the generality of Sections 3.2(e) and (f) above, the powers of the Partnership shall include:

         (a) the power to borrow money to finance the business of the Partnership from any person, including without limitation, any Partner, and from time to time drawing, making, executing and issuing promissory notes and other negotiable or non-negotiable instruments and evidences of indebtedness, and securing the payment of the sum so borrowed and interest thereon and hypothecating, mortgaging, pledging and assigning pursuant to Section 426 of the BANK ACT (Canada) or otherwise, or by way of fixed or floating change debentures, general security agreements or otherwise, all or any part of the Partnership Property, including without limitation, the production and proceeds of production of Petroleum Substances from the Partnership Property or assigning any money owing or to be owing to the Partnership and engaging in any other means of financing; and

         (b) loaning or advancing money to any Partner, and entering into any guarantee, contract of indemnity or contract of suretyship for any person and in particular, without limitation, to guarantee the obligations of any Partner of the Partnership and the power to secure such guarantee by hypothecating, mortgaging, pledging and assigning pursuant to Section 426 of the BANK ACT (Canada) or otherwise, or by way of fixed or floating change debentures, general security agreements or otherwise, all or any part of the Partnership Property, including without limitation, the production and proceeds of production of Petroleum Substances from the Partnership Property or assigning any money owing or to be owing to the Partnership."

3. Save and except as amended pursuant to the terms of this Amending Agreement, the Partnership Agreement is hereby ratified and confirmed.

4. This Amending Agreement shall ensure to the benefit of and be binding upon each of the Partners and their respective successors and assigns.

5. This Amending Agreement may be executed in counterpart, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the undersigned have executed this Amending Agreement an the date hereof.

                                            COMPTON PETROLEUM CORPORATION


                                            Per: /s/ Ernest G. Sapieha
                                                 -------------------------



                                            867791 ALBERTA LTD.


                                            Per: /s/ Ernest G. Sapieha
                                                 -------------------------

                                COMPTON PETROLEUM

                            SECOND AMENDING AGREEMENT


         THIS SECOND AN[ENDING AGREEMENT is made as of July 16,2001

BETWEEN:

         COMPTON PETROLEUM CORPORATION, a body corporate carrying on business in the City of Calgary, in the Province of Alberta ("CPC")

         and

         867791 ALBERTA LTD., a body corporate carrying on business in the City of Calgary, in the Province of Alberta ("867791")

         and

         HORNET ENERGY LTD., a body corporate carrying on business in the City of Calgary, in the Province of Alberta ("HORNET")

         WHEREAS CPC and 867791, as initial partners (collectively, the "INITIAL PARTNERS") formed a general partnership in the name of "Compton Petroleum" (the "PARTNERSHIP") pursuant to an agreement of general partnership dated as of January 31, 2001 and amended by an amending agreement dated as of July 11, 2001 (the "PARTNERSHIP AGREEMENT");

         AND WHEREAS the Initial Partners desire to further amend the Partnership Agreement to include Hornet as an additional partner as more particularly set out below.

         NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

1. Capitalized terms and expressions used in this Second Amending Agreement and not otherwise defined herein shall have the same meanings as are. ascribed thereto in the Partnership Agreement

2. Concurrent with its contribution of Assets to the Partnership pursuant to Section 11.1(c) of the Partnership Agreement, Hornet hereby agrees to become a party to the Partnership Agreement as an additional Partner of the Partnership, and agrees to be bound by all of the terms, covenants and conditions of the Partnership Agreement. Hornet agrees that it will perform and cause to be performed such further and other acts and things and execute and deliver or cause to be executed and delivered such further and other documents as may be necessary or desirable to carry out the terms and intent of this Second Amending Agreement.

3. The Initial Partners hereby consent to the admission of Hornet as an additional Partner of the Partnership as of the date hereof.

4. Save and except as amended pursuant to the terms of this Second Amending Agreement, the Partnership Agreement is hereby ratified and confirmed.

5. This Second Amending Agreement shall enure to the benefit of and be binding upon each of the Partners and their respective successors and assigns.

6. This Second Amending Agreement may be executed in counterpart, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the undersigned have executed this Second Amending Agreement on the date hereof.

                                            COMPTON PETROLEUM CORPORATION


                                            Per: /s/ Norm Knecht
                                                 ------------------------------


                                            867791 ALBERTA LTD.


                                            Per: /s/ Ernest G. Sapieha
                                                 ------------------------------



                                            HORNET ENERGY LTD.


                                            Per: /s/ Ernest G. Sapieha
                                                 ------------------------------